UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017 (June 6, 2017)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-192093	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451

(Address of principal executive offices)

(877) 742-3094

(Registrant’s telephone number, including area code)

44043 Fremont Blvd., Fremont, CA 94538

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 3.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

On June 6, 2017, Aerkomm Inc. (the “Company”) completed its private placement offering (the “Offering”) in which it offered up to a maximum of 1,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, at a price per share of $5.00 per share, for a maximum Offering amount of $5,000,000. The Company sold 60,000 of the Shares in the Offering to individuals for an aggregate amount of $300,000.

Additionally, pursuant to a settlement and release agreement with Priceplay Taiwan Inc. (“PPTW”) dated March 31, 2017, among the Company, PPTW and Aircom Pacific, Inc., a wholly owned subsidiary of Company (“Aircom”), the Company agreed to issue 163,860 shares of its common stock in its next private placement offering (the “Next Offering”) to PPTW in settlement of an outstanding $819,300 obligation of Aircom to PPTW. Additionally, on March 31, 2017, the Company entered into a similar settlement and release agreement with Aircom and Priceplay.com, Inc. (“PPUS”) pursuant to which it agreed to issue 147,400 shares of its common stock in the Next Offering to PPUS in settlement of an outstanding $737,000 obligation of Aircom to PPUS, and it entered into a third similar settlement and release agreement with Aircom and dMobile System Co. ltd. (“dMobile” and together with PPTW and PPUS, the “Settlement Recipients”) pursuant to which it agreed to issue 94,220 shares of its common stock in the Next Offering to dMobile in settlement of an outstanding $471,100 obligation of Aircom to dMobile. For purposes of these three settlement and release agreements, the Company has deemed the Offering to be the Next Offering and the shares of common stock to be issued to the Settlement Recipients as Shares of the Offering priced at the Offering price of $5.00 per share. Copies of the three settlement and release agreements will be filed by amendment to this Current Report on Form 8-K.

In the aggregate, the Company has agreed to issue 405,480 of the Shares to the Settlement Recipients for a total value of $2,027,400. Including the 60,000 Shares sold to individuals in the Offering, the Company has agreed to issue, in total, 465,480 Shares in the Offering for an aggregate value of $2,327,400.

The subscription agreements between the Company and each of the investors in the Offering provide that the Company will file with the Securities and Exchange Commission not later than ninety (90) days after the date of the final closing of the Offering a registration statement on an appropriate form covering the resale of the Shares. Although the Settlement Recipients have each signed Offering subscription agreements, they have waived all registration rights provided by those agreements.

The sales of the Shares in the Offering and the issuances of the Settlement Shares to the Settlement Recipients were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The purchasers of the Shares and the Settlement Recipients have represented their intention to acquire the Shares for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate restrictive legends are being affixed to the certificates evidencing the Shares issued in the Offering. All purchasers of the Shares and the Settlement Recipients represented and warranted, among other things, that they were “accredited investors” within the meaning of Rule 501 of Regulation D, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Company, that they had the ability to bear the economic risks of the investment, and that they had adequate access to information about the Company.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Form of May 2017 Common Stock Subscription Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERKOMM INC.

Date: June 12, 2017	By:	/s/ Peter Chiou
	Name:	Peter Chiou
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of May 2017 Common Stock Subscription Agreement.

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